Exhibit 10.2

CONVERTIBLE PROMISSORY NOTE

Effective Date: March 21, 2025.	U.S. $40,000.00

FOR VALUE RECEIVED, FUSE GROUP HOLDING INC., a Nevada corporation (“Borrower”), promises to pay Chen Fei Li, an individual citizen of China, (“Lender”), $40,000.00 on the date that is twenty-four (24) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of three percent (3%) per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 365-day year comprised of twelve (12) thirty (30) day months, shall be payable in accordance with the terms of this Note. This Convertible Promissory Note (this “Note”) is issued and made effective as of March 21, 2025 (the “Effective Date”). This Note is issued pursuant to that certain Convertible Notes Purchase Agreement dated March 21, 2025, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

The purchase price for this Note shall be $40,000.00 (the “Purchase Price”) in original principal balance. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds in U.S. Dollars to the designated account by the Borrower.

1. Payment; Prepayment.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose.

1.2. Prepayment. Notwithstanding the foregoing, Borrower shall have the right to prepay all or any portion of the Outstanding Balance.

2. Lender Optional Conversion.

2.1. Conversions. Lender has the right at any time after the Purchase Price Date until the Outstanding Balance has been paid in full, at its election, to convert (“Conversion”) all or any portion of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” Section of the Purchase Agreement. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 6 below.

2.2. Conversion Price. Subject to adjustment as set forth in this Note, the price at which Lender has the right to convert all or any portion of the Outstanding Balance into Common Stock is $0.33 per share of Common Stock (the “Conversion Price”).

3. Defaults and Remedies.

3.1. Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal or interest when due and payable hereunder; (b) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower, or a material part of its assets and such appointment shall remain uncontested for 90 days or shall not be dismissed or discharged within 180 days; (d) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (e) an involuntary bankruptcy proceeding is commenced or filed against Borrower.

3.2. Remedies. At any time following the occurrence of any Event of Default and upon written notice given by Lender to Borrower, the Borrower has 45 days (the “Grace Period”) from the date of the notice from Lender to cure such default. If the default is not cured after the Grace Period, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash. For the avoidance of doubt, Lender may continue making Conversions at any time following an Event of Default until such time as the Outstanding Balance is paid in full.

4. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

5. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 5.1 shall become effective immediately after the effective date of such subdivision or combination.

6. Method of Conversion Share Delivery. On or before the close of business on the tenth (10th) Trading Day following the date of delivery of a Conversion Notice (the “Delivery Date”), Borrower shall deliver to Lender via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender. The Conversion Shares shall include a restrictive securities legend on ground that such shares have not been registered with SEC under the Securities Act of 1933 and therefore they cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration requirements are available.

7. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. Any disputes that arise under this Note, shall be heard only in the state or federal courts located in the City of Los Angeles, State of California.

8. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

9. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

10. Assignments. Borrower may not assign this Note without the prior written consent of Lender, subject to compliance with securities laws and regulations. This Note may not be offered, sold, assigned or transferred by Lender without the consent of Borrower and in compliance with securities laws and regulations.

11. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

12. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Fuse Group Holding Inc.

By:	/s/ Umesh Patel
Name:	Umesh Patel
Title:	Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER: Chen Fei Li

By:

	By:	/s/ Chen Fei Li
	Name:	Chen Fei Li

[Signature Page to Secured Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

1. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, accrued but unpaid interest under this Note.

2. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

3. “Trading Day” means any day on which the OTC Markets (or such other principal market for the Common Stock) is open for trading.

[Remainder of page intentionally left blank]

Attachment 1 to Convertible Note, Page 1

EXHIBIT A

Fuse Group Holding Inc.	Date:
Attn: Umesh Patel
805 W. Duarte Rd., Suite 102
Arcadia, CA 91007

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Fuse Group Holding Inc., a Nevada corporation (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on March 21, 2025 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion:
B.	Conversion #:
C.	Conversion Amount:
D.	Conversion Price:
E.	Conversion Shares: (C divided by D)
F.	Remaining Outstanding Balance of Note:

Deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Promissory Notice (by facsimile transmission or otherwise) to:

Sincerely,

Lender:

By:
Name:

Exhibit A to Convertible Promissory Note, Page 1